Kingstone 2025 Bonus Structure 1 Note: Certain information in this exhibit has been redacted as indicated with ***) pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential.

2025 Bonus Matrix 2 • The bonus pool cash is up to 7.5% of the company’s underwriting profit. If we achieve the plan, the bonus pool is 5% of the company’s underwriting profit. • 2025 plan is based on profitability and premium growth • If plan is achieved, the pool is estimated to be $XK***.. If maximum pool is achieved, the total cost is estimated to be $XM.*** • The SLT also gets a restricted stock award

2025 Bonus Matrix 3 Bonus Formula=Salary X Target X Bonus Matrix Factor Growth (DWP)*** More Profit Plan Less Profit Even Less No Profit More Growth 1.50 1.15 1.00 0.85 0.00 Plan 1.30 1.00 0.85 0.70 0.00 Less Growth 1.00 0.85 0.70 0.55 0.00 Net Combined Ratio***

2025 Restricted Stock >=1.15 1.0-1.15 <1.0 1.00 0.50 0.00 Formula: Restricted Stock = (SLT Employee Bonus $ X RS Factor)/Closing Stock Price Vesting: Over 3 years, 1/3 upon grant, 1/3 in 2026 and 1/3 in 2027 SLT Only